UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2005
QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13449	94-2665054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

408-944-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

On July 26, 2005, Quantum Corporation issued a press release, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/ SHAWN HALL
Shawn Hall Vice President, General Counsel and Secretary

Dated:    July 26, 2005

EXHIBIT INDEX

Exhibit 99.1   Press release, dated July 26, 2005

Exhibit 99.1-Press release, dated July 26, 2005.

QUANTUM CORPORATION REPORTS FISCAL FIRST QUARTER RESULTS

SAN JOSE, Calif., July 26, 2005 - Quantum Corp. (NYSE:DSS), a global leader in storage, today announced that revenue for its fiscal first quarter (FQ1’06), ended June 27, 2005, was $207 million. This represented a 20 percent year-over-year increase, due primarily to the company’s acquisition of Certance in January 2005, but was below Quantum’s guidance for the quarter. The shortfall was due to several factors that had a greater-than-expected impact on revenues: product transition issues as the company prepares to introduce a series of new products; seasonal weakness in OEM sales; continued pricing pressures; and a higher-than-anticipated proportion of expected June sales occurring between Quantum's June 27th quarter end and the calendar quarter end on June 30.

Despite the lower-than-anticipated revenues, the company’s bottom-line results for FQ1’06 were within the expected range it had previously communicated. Quantum had a GAAP net loss of $5 million, or 3 cents per diluted share, compared to a net loss of 6 cents per diluted share in the June quarter last year. On a non-GAAP basis, the company had a small net loss of $272 thousand. This equated to breakeven per diluted share, which was the same result as in FQ1’05. (For a reconciliation of GAAP to non-GAAP figures, please see the accompanying table “First Quarter Fiscal Year 2006 GAAP to Non-GAAP Reconciliation.”)

“Our first quarter performance, while disappointing in some respects, is largely consistent with what we’ve discussed previously about how we expect the year to progress,” said Rick Belluzzo, chairman and CEO of Quantum. “In the first half of the year, we are focused on completing the Certance integration and launching a wide range of exciting new products. In the second half of the year, we expect to begin seeing the resulting benefits – increased revenue, improved gross margins and a solidly profitable business model moving forward. As the June quarter demonstrated, this transition will be challenging at times, particularly given the highly competitive environment, but there were still a number of positives in the first quarter, including our expense management and sales of our PX720, DX-Series and LTO-2 HH products.”

The GAAP gross margin rate in FQ1’06 was 28 percent, slightly better than the guidance Quantum had provided, while the non-GAAP gross margin rate was in line with guidance at 30 percent. Both GAAP and non-GAAP operating expenses were significantly below Quantum’s previously communicated expectations, due to lower-than-expected legal expenditures, research and development investments, and costs related to Sarbanes-Oxley compliance. On a GAAP basis, operating expenses were $62 million, and non-GAAP operating expenses were $60 million. In addition, Quantum generated $8 million in cash from operations, the sixth consecutive quarter of positive cash flow from such activities.

Revenue in Quantum’s Storage Systems (QSS) business for FQ1’06 was $68 million, up about one percent over FQ1’05 and representing the eleventh consecutive quarter of quarterly growth on a year-over-year basis in QSS. However, it was a smaller percentage increase than in previous quarters, reflecting the impact of product transition timing as Quantum prepares for the introduction of new tape automation products over the next few months.

Unit sales of Quantum’s flagship PX720 enterprise tape library in FQ1’06 were 77 percent higher than in FQ1’05, and shipments of its DX-Series disk-based, virtual tape library products increased 65 percent over the same timeframe. One of the key factors driving the DX-Series growth was the Optyon™ In-Line Data Compression technology that Quantum introduced in March. Optyon technology effectively doubles the usable capacity of the DX-Series without degradation to the system’s performance, significantly lowering its cost per gigabyte.

During the June quarter, Quantum also launched the new PX510 tape library and StorageCare™ Guardian service. The PX510, which is expected to begin shipping in the third calendar quarter, offers enterprise-class features and functionality comparable to the PX720, but it is designed to meet the under-served, 100-400 cartridge slot, midrange automation market segment at a price point well below the competition. StorageCare Guardian is a remote monitoring and diagnostic solution designed to deliver highly reliable backups and rapid resolution time when problems arise. It proactively monitors the health of Quantum tape libraries and disk-based backup systems and uses diagnostics data to predict possible failures, as well as identify root causes of problems so they can be either prevented or resolved quickly.

Quantum’s tape drive revenue in the June quarter was $84 million, a year-over-year increase of 37 percent, due largely to the addition of Certance. Sales of older DLT® tape drives, namely the DLT VS80 and SDLT 320, have declined significantly over the last year. However, while sales of the newer DLT VS160 and SDLT 600 tape drives have not been sufficient to offset this decline, these products continue to gain traction. On a year-over-year basis for FQ1’06, DLT VS160 shipments were up 145 percent, and SDLT 600 shipments grew 235 percent. Sales of legacy Certance products also benefited Quantum in the June quarter, with DAT 72 and LTO-2 HH shipments being particularly strong.

Tape media revenue in FQ1’06 was $54 million, up 24 percent over FQ1’05, again mostly due to the Certance acquisition.

Providing context for its fiscal second quarter of 2006 (FQ2’06) guidance, Quantum reiterated that the first half of its fiscal year is dominated by a series of transitions in many elements of its business and that these transitions will create the core opportunity to begin improving the company’s business model in the second half of the fiscal year. However, Quantum stressed that, in the short-term, these transitions also create incremental costs and risks that were reflected in its June quarter performance and that will continue into the September quarter in many cases.

For the September quarter, Quantum said it expects overall revenues to be in the range of $210 million to $220 million and both GAAP and non-GAAP gross margin rates to be roughly flat sequentially. The company anticipates that GAAP operating expenses will be in the range of $72 million to $74 million and that non-GAAP operating expenses will be in the range of $62 million to $64 million. The GAAP to non-GAAP difference reflects estimated amortization of acquisition-related intangibles of $5.4 million and restructuring costs of approximately $9 million. The estimated restructuring costs reflect expected facility and site rationalization, as well as reduced investment following the completion of the product platform transitions. Quantum expects FQ2’06 bottom-line results, per diluted share, to be in the range of a 10-cent loss to a 6-cent loss on a GAAP basis and in the range of a 2-cent loss to a 2-cent profit on a non-GAAP basis. (For a reconciliation of GAAP to non-GAAP amounts, please see the accompanying table entitled, “GAAP to Non-GAAP Reconciliation of Projected Fiscal Year 2006 Second Quarter Data.”)

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release exclude the impact of amortization of acquisition-related intangible assets and special charges due to restructuring. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Quantum relies on non-GAAP financial measures in assessing what it believes to be its core operating performance, and to assist in making operating decisions, including those related to staffing, future management priorities and how it will direct future operating expenses. The company believes that non-GAAP financial measures provide meaningful supplemental information regarding its core operational performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to Quantum’s historical operating results and comparisons to competitors’ operating results. Quantum reports these non-GAAP financial measures because it believes they are useful to investors, providing visibility to supplemental information used by management in its financial and operational decision-making. Also, the company has historically reported similar non-GAAP financial measures to its investors and believes the inclusion of comparative numbers provides consistency in the company’s financial reporting at this time. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

QUANTUM CORPORATION
FIRST QUARTER FISCAL YEAR 2006 GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per-share amounts)

Three months ended June 27, 2005
GAAP net loss	$(5,477)

Adjusting items:
Special charges	(78)
Amortization of intangible assets	5,283

Non-GAAP net loss	$(272)

Non-GAAP net loss per share, diluted	$-

GAAP TO NON-GAAP RECONCILIATION OF PROJECTED FISCAL YEAR 2006 SECOND QUARTER DATA

Projected GAAP gross margin rate	Roughly flat
Adjustment: Estimated amortization of acquisition-related intangibles	Approximately $4 million
Projected non-GAAP gross margin rate	Roughly flat

Projected GAAP operating expenses	Range of $72-74 million
Adjustment: Estimated amortization of acquisition-related intangibles,
and restructuring charges	Approximately $10 million
Projected non-GAAP operating expenses	Range of $62-64 million

Projected GAAP loss per share	Loss of 10 cents per share to a loss of 6 cents per share
Adjustment: Estimated amortization of acquisition-related intangibles,
and restructuring charges	Approximately 8 cents
Projected non-GAAP income (loss) per share	Loss of 2 cents per share to a profit of 2 cents

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve a number of risks and uncertainties as identified in the Safe Harbor Statement of the press release.

These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Please see the section of this press release titled Use of Non-GAAP Financial Measures for more information.

Conference Call and Audio Webcast Notification

Quantum will hold a conference call today, July 26, 2005, at 2 p.m. PDT, to discuss its June quarter results. The dial-in number is: (303) 262-2139 (U.S. & International). Quantum will provide a live audio webcast of the conference call beginning today, July 26, 2005, at 2 p.m. PDT. The site for the webcast and related information is: http://investors.quantum.com/.

About Quantum

Quantum Corp. (NYSE:DSS), a global leader in storage, delivers highly reliable backup, recovery and archive solutions that meet demanding requirements for data integrity and availability with superior price/performance and comprehensive service and support. Quantum offers customers of all sizes an unparalleled range of solutions, from leading tape drive and media technologies, autoloaders and libraries to disk-based backup systems. Quantum is the world's largest volume supplier of both tape drives and tape automation and has pioneered the development of disk-based systems optimized for backup and recovery.  Quantum Corp., 1650 Technology Drive, Suite 800, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

###

Quantum, the Quantum logo, DLT and DLTtape are trademarks of Quantum Corporation registered in the United States and other countries.  SDLT, DLT VS, Optyon, StorageCare and DX are trademarks of Quantum Corporation. All other trademarks are the property of their respective owners.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, statements relating to our financial outlook for our fiscal 2006 second quarter, and for the first and second halves of fiscal 2006 generally, our planned product introductions over the next few months, including the introduction and shipment of the PX510 in the third calendar quarter, and our expectation of increased revenue, improved gross margins and a solidly profitable business model beginning in the second half of fiscal 2006 , are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management's current expectations and are subject to certain risks and uncertainties. As a result, actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include, but are not limited to, our ability to successfully execute to our product roadmaps and timely ship our products, the risk that lower volumes and continuing price and cost pressures could lead to lower gross margins, media royalties from media manufacturers coming in at lower levels than expected, acceptance of, or demand for, our products being lower than anticipated, the inability to continue to successfully integrate the businesses of Quantum and Certance, and labor integration issues. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors," on pages 32 to 42 in Quantum's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 8, 2005. In particular, you should review the risk factors on pages 32-34 of our Form 10-K under the headings “A large percentage of our sales come from a few customers, and these customers have no minimum or long-term purchase commitments”, “Our operating results depend on new product introductions, which may not be successful, in which case, our business, financial condition and operating results may be materially and adversely affected”, “We have experienced a downward trend in tape media and tape royalty revenues, primarily caused by year-over-year declines in Quantum branded tape media unit sales, and more recently, declines in media prices, which has had a negative effect on our profits and cash flow. If this trend were to continue or worsen, our business, financial condition and operating results may be even further materially and adversely affected”, “We do not control licensee pricing or licensee sales of tape media cartridges”,“In January 2005, we acquired Certance, and the failure to successfully integrate this acquisition could harm our business, financial condition and operating results” and “Competition has increased, and may increasingly intensify, in the tape drive and tape automation markets as a result of competitors introducing competing products based on new technology standards, which could materially and adversely affect our business, financial condition and results of operations.”  Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	June 27, 2005	June 27, 2004
Product revenue	$176,094	$142,382
Royalty revenue	30,543	30,302

Total revenue	206,637	172,684
Cost of revenue	149,195	114,636

Gross margin	57,442	58,048

Operating expenses:
Research and development	29,182	22,929
Sales and marketing	21,808	23,414
General and administrative	10,789	11,420
Special charges	(78)	6,410

	61,701	64,173

Loss from operations	(4,259)	(6,125)
Interest income and other, net	2,174	1,463
Interest expense	(2,791)	(2,777)

Loss before income taxes	(4,876)	(7,439)
Income tax provision	601	2,750

Net loss	$(5,477)	$(10,189)

Net loss per share
Basic	$(0.03)	$(0.06)
Diluted	$(0.03)	$(0.06)

Weighted average common and common equivalent shares
Basic	182,868	179,713
Diluted	182,868	179,713

QUANTUM CORPORATION
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	June 27, 2005	June 27, 2004
Product revenue	$176,094	$142,382
Royalty revenue	30,543	30,302

Total revenue	206,637	172,684
Cost of revenue	145,212	111,661

Gross margin	61,425	61,023

Operating expenses:
Research and development	29,087	22,531
Sales and marketing	20,749	22,539
General and administrative	10,643	11,295
Special charges	-	-

	60,479	56,365

Income (loss) from operations	946	4,658
Interest income and other, net	2,174	1,463
Interest expense	(2,791)	(2,777)

Income (loss) before income taxes	329	3,344
Income tax provision	601	2,750

Net income (loss)	$(272)	$594

Net income (loss) per share
Basic	$-	$-
Diluted	$-	$-

Weighted average common and common equivalent shares
Basic	182,868	179,713
Diluted	182,868	181,240

The non-GAAP amounts have been adjusted to eliminate the following:

Restructuring related
Special charges	$(78)	$6,410

Other
Amortization of intangible assets (1)	5,283	4,373

Total non-GAAP adjustments	$5,205	$10,783

Note 1 The amortization of intangibles was allocated as follows:

Cost of revenue	$3,983	$2,975
Research and development	95	398
Sales and marketing	1,059	875
General and administrative	146	125

	$5,283	$4,373

QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION OF CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per-share amounts)

	Three Months Ended				Three Months Ended

	June 27, 2005			June 27, 2005	June 27, 2004			June 27, 2004

	GAAP	Adjustments	Note	Non-GAAP	GAAP	Adjustments	Note	Non-GAAP

Product revenue	$176,094			$176,094	$142,382			$142,382
Royalty revenue	30,543			30,543	30,302			30,302

Total revenue	206,637	-		206,637	172,684	-		172,684
Cost of revenue	149,195	(3,983)	A	145,212	114,636	(2,975)	A	111,661

Gross margin	57,442	3,983		61,425	58,048	2,975		61,023

Operating expenses:
Research and development	29,182	(95)	A	29,087	22,929	(398)	A	22,531
Sales and marketing	21,808	(1,059)	A	20,749	23,414	(875)	A	22,539
General and administrative	10,789	(146)	A	10,643	11,420	(125)	A	11,295
Special charges	(78)	78		-	6,410	(6,410)		-

	61,701	(1,222)		60,479	64,173	(7,808)		56,365

Income (loss) from operations	(4,259)	5,205		946	(6,125)	10,783		4,658
Interest income and other, net	2,174			2,174	1,463			1,463
Interest expense	(2,791)			(2,791)	(2,777)			(2,777)

Income (loss) before income taxes	(4,876)	5,205		329	(7,439)	10,783		3,344
Income tax provision	601			601	2,750			2,750

Net income (loss)	$(5,477)	$ 5,205		$(272)	$(10,189)	$ 10,783		$594

Net income (loss) per share-basic	$(0.03)	$ 0.03		$-	$(0.06)	$ 0.06		$-
Net income (loss) per share-diluted	$(0.03)	$ 0.03		$-	$(0.06)	$ 0.06		$-

Notes

A. Amortization of intangible assets.

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 27, 2005	March 31, 2005
Assets
Current assets:
Cash and cash equivalents	$107,177	$225,136
Short-term investments	130,625	25,000
Accounts receivable, net of allowance for doubtful accounts of $8,745 and $8,962	119,613	128,627
Inventories	70,217	67,091
Service inventories	53,911	55,216
Deferred income taxes	11,355	11,361
Other current assets	42,810	47,300

Total current assets	535,708	559,731

Long-term assets:
Property and equipment, net	42,651	42,716
Purchased technology net	49,703	55,075
Other intangible assets, net	11,810	12,944
Goodwill	47,178	47,178
Other assets	6,187	6,970

Total long-term assets	157,529	164,883

	$693,237	$724,614

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$76,808	$81,447
Accrued warranty	37,663	37,738
Accrued special charges	4,096	7,704
Other accrued liabilities	98,472	116,068

Total current liabilities	217,039	242,957

Deferred income taxes	10,979	10,974
Convertible subordinated debt	160,000	160,000
Stockholders’ equity	305,219	310,683

	$693,237	$724,614